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Exhibit 10.9

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement (this "Agreement") is entered into this 6th day of April 2006 between Key Energy Services, Inc., a Maryland corporation (the "Company") and Phil Coyne (the "Employee"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Employment Agreement dated April 15, 2004 between the Company and Employee (the "Employment Agreement").

RECITALS

        WHEREAS, subsequent to the execution and delivery of the Employment Agreement, Employee was designated an officer pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (a "Section 16 Officer");

        WHEREAS, the Employment Agreement provides for the Employee to be eligible to earn a discretionary cash bonus, in an amount up to 70% of his Base Salary; and

        WHEREAS, in connection with Employee's designation as a Section 16 Officer and in order to align the bonus structure of other officers similarly situated, the Company desires to amend the Employment Agreement to provide for Employee to be eligible to earn to earn a discretionary cash bonus, in an amount up to 100% of his Base Salary.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

1.
The fourth sentence of Paragraph 2 of the Employment Agreement is hereby amended to read as follows:

  "Under this plan, you shall be eligible to earn a discretionary cash bonus, in an amount up to 100% of your Base Salary, the amount of such bonus to be determined by the senior management of the Company or the Board in their sole discretion, based upon the level of achievement of certain goals mutually established by you and the senior management of the Company (subject to Board approval)."

2.
The effective date of the amendment to Employment Agreement shall be January 24, 2005, which is the date the Employee was designated a Section 16 Officer.

3.
Except as set forth in this Agreement, all provisions, terms and conditions in the Employment Agreement remain unmodified and in full force and effect, and the Employment Agreement is hereby in all respects ratified and confirmed.

4.
This Agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

KEY ENERGY SERVICES, INC.
By:	/s/ RICHARD J. ALARIO Richard J. Alario President and Chief Executive Officer
Employee:
/s/ PHIL COYNE Phil Coyne

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FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
RECITALS